EXHIBIT 10.3

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS (“BLUE SKY LAWS”), AND MAY NOT BE OFFERED OR SOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT, AND AS REQUIRED BY BLUE SKY LAWS IN EFFECT AS TO SUCH TRANSFER, UNLESS AN EXEMPTION FROM SUCH REGISTRATION UNDER STATE AND FEDERAL LAW IS AVAILABLE.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is dated effective as of March 31, 2004, by and between Raybor Management, Inc., a Delaware corporation (the “Corporation”), and Dennis L. Simpson (the “Purchaser”).

R E C I T A L

WHEREAS, the Corporation purchased from Simpson & Hoyal, G.P., certain real property located at 355 Industrial Circle, White City, Oregon (the “Real Property”), pursuant to a Land Sales Contract dated as of March 31, 2004 (the “Land Sales Contract”);

WHEREAS, as partial consideration for the sale of such real property, the Corporation agreed to issue shares of its Common Stock to the general partners of Simpson & Hoyal, G.P., as set forth in the Land Sales Contract;

WHEREAS, Purchaser is a general partner of Simpson & Hoyal, G.P., entitled to receive shares of Common Stock as set forth in the Land Sales Contract; and

WHEREAS, the Purchaser desires to purchase from the Corporation, and the Corporation desires to sell to the Purchaser, Common Stock on the terms and conditions hereinafter set forth.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereby agree as follows:

1. Purchase of Shares.

a. Purchase. On the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions hereof, and in consideration of the sale of the Real Property pursuant to the terms and conditions of the Land Sales Contract, the Corporation agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Corporation, on the Closing Date (as defined below) six million ninety-five thousand seven hundred thirty (6,095,730) shares of the Corporation’s Common Stock (the “Shares”) at a purchase price of Five Cents ($0.05) per share (the “Purchase Price”).

b. Closing. The closing of the sale and purchase of the Shares (the “Closing”) shall be held at the offices of the Corporation’s counsel, Reed Smith LLP, located at 1999 Harrison Street, Suite 2400, Oakland, California 94612 at 10:00 p.m. local time on the date of full execution of the Land Sales Contract, or at such other place and at such other time and from time to time as shall be mutually agreed upon by the Corporation and the Purchaser (the “Closing Date”).

c. Delivery of Certificates. The certificates representing the Shares shall be delivered to Purchaser at an address that Purchaser designates within ten (10) days after the Closing.

2. Corporation’s Representations and Warranties. The Corporation hereby represents and warrants to the Purchaser that as of the Closing:

a. Corporate Organization and Standing. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Corporation has the requisite corporate power to carry on its business as presently conducted, and as proposed or contemplated to be conducted in the future, and to enter into and carry out the provisions of this Agreement and the transactions contemplated under this Agreement.

b. Authorization. All corporate action on the part of the Corporation, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Corporation and the performance of all of the Corporation’s obligations hereunder has been taken. This Agreement, when executed and delivered by the Corporation, shall constitute a valid and binding obligation of the Corporation, enforceable in accordance with its terms, except as may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable.

c. No Breach. The issue and sale of the Shares by the Corporation does not and will not conflict with and does not and will not result in a breach of any of the terms of the Corporation’s incorporating documents or any agreement or instrument to which the Corporation is a party. The consummation of the transactions or performance of the obligations contemplated by this Agreement will not result in a breach of any term of, or constitute a default under, any statute, indenture, mortgage, or other agreement or instrument to which the Corporation or any of its subsidiaries is or are a party or by which any of them is or are bound.

d. Pending or Threatened Claims. Neither the Corporation nor any of its subsidiaries is a party to any action, suit or proceeding which could materially affect its business or financial condition, and no such actions, suits or proceedings are contemplated or have been threatened.

3. Purchaser Representations and Warranties. The Purchaser represents and warrants to the Corporation that:

a. Account. The Purchaser is acquiring the Shares for investment for its own account, and not with a view to, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing any of the Shares. The Purchaser understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment as expressed herein.

b. Access to Data. The Purchaser has had an opportunity to discuss the Corporation’s business, management and financial affairs with its management and to obtain any additional information which the Purchaser has deemed necessary or appropriate for deciding whether or not to purchase the Securities, and has had an opportunity to receive, review and understand the disclosures and information regarding the Corporation’s financial statements, capitalization and other business information as set forth in Corporation’s filings with the Securities and Exchange Commission (the “SEC Filings”) which are all incorporated herein by reference, together with all exhibits referenced therein. Purchaser understands that any information obtained from the Corporation that has not been disclosed in the Corporation’s SEC Filings is confidential and may not be disclosed to any third party or used by the Purchaser for purposes of trading in the Corporation’s publicly traded stock until such information is publicly released by the Corporation. The Purchaser acknowledges that no other representations or warranties, oral or written, have been made by the Corporation or any agent thereof except as set forth in this Agreement.

c. No Fairness Determination. The Purchaser is aware that no federal, state or other agency has made any finding or determination as to the fairness of the investment, nor made any recommendation or endorsement of the Shares.

d. Knowledge And Experience. The Purchaser has such knowledge and experience in financial and business matters, including investments in other start-up companies, that it is capable of evaluating the merits and risks of the investment in the Shares, and it is able to bear the economic risk of such investment. Further, the individual executing this Agreement has such knowledge and experience in financial and business matters that he is capable of utilizing the information made available to him in connection with the offering of the Shares, of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision with respect to the Shares, including assessment of the Risk Factors set forth in the Corporation’s EDGAR filings with the SEC and incorporated herein by reference.

e. Limited Public Market. The Purchaser is aware that there is currently a very limited public market for the Corporation’s registered securities and that the Corporation has only recently become a “reporting issuer” under the Securities Exchange Act of 1934, as amended. There is no guarantee that a more established public market will develop at any time in the future. The Purchaser understands that the Shares are all unregistered and may not presently be sold in even this limited public market. The Purchaser understands that the Shares cannot be readily sold or liquidated in case of an emergency or other financial need. The Purchaser has sufficient liquid assets available so that the purchase and holding of the Shares will not cause it undue financial difficulties.

f. Investment Experience. The Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated by the Securities and Exchange Commission.

4. Corporation’s Repurchase Right.

a. Grant. The Corporation is hereby granted the right, exercisable at any time, to repurchase all or any portion of the Shares (the “Repurchase Right”) at the Purchase Price plus six percent (6%) per annum thereon simple interest from the date of Purchaser’s original acquisition of the Shares from the Corporation through the date of the Corporation’s delivery to Purchaser of such Purchase Price in full (the “Repurchase Consideration”).

b. Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to the Purchaser. The notice shall indicate the number of Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice.

c. Payment of Repurchase Consideration. Upon the effective date of such repurchase, the Corporation shall pay to Purchaser in cash the Repurchase Consideration.

d. Additional Shares or Substituted Securities. In the event of any stock dividend, stock split, recapitalization, or other change affecting the Corporation’s outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted, or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Repurchase Right, but only to the extent the Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Shares hereunder and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Corporation’s capital structure; provided however, that the Repurchase Consideration shall remain the same.

5. Restrictive Legends. Each certificate evidencing the Shares which the Purchaser may acquire hereunder and any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (unless no longer required in the opinion of the counsel for the Corporation) shall be imprinted with one or more legends substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE HOLDER OF THESE SHARES MAY BE REQUIRED TO DELIVER TO THE CORPORATION, IF THE CORPORATION SO REQUESTS, AN OPINION OF COUNSEL (REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE CORPORATION) TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (OR QUALIFICATION UNDER STATE SECURITIES LAWS) IS AVAILABLE WITH RESPECT TO ANY TRANSFER OF THESE SHARES THAT HAS NOT BEEN SO REGISTERED (OR QUALIFIED).

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REPURCHASE RIGHT AS SET FORTH IN THAT CERTAIN MARCH 12, 2004 STOCK PURCHASE AGREEMENT BETWEEN THE ORIGINAL HOLDER HEREOF AND THE CORPORATION.

The Corporation shall be entitled to enter stop transfer notices on its transfer books with respect to the Securities.

6. Miscellaneous.

a. Notices. Any notice, request or other communication required or permitted hereunder will be in writing and shall be deemed to have been duly given if personally delivered or if telecopied or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth below. Any party hereto may by notice so given change its address for future notice hereunder. Notice will be deemed to have been given when personally delivered or when deposited in the mail or telecopied in the manner set forth above and will be deemed to have been received when delivered.

(a)	If to the Purchaser:

_______________________

_______________________

_______________________

(b)	If to the Corporation:

Raybor Management, Inc.

221 West 10th Street

Medford, OR 97501

Attention: David Yost

with a copy to:

Reed Smith LLP

1999 Harrison Street, Suite 2400

Oakland, CA 94612

Attention: Donald C. Reinke, Esq.

b. Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

c. Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

d. Applicable Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

e. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile.

f. Title and Subtitles. The titles of the Sections and subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

g. Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

h. Waiver. The provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only upon the written consent of the Corporation and the Purchaser. No waiver by any party hereto of any breach of this Agreement by any other party shall operate or be construed as a waiver of any other or subsequent breach. No waiver by any party hereto of any breach of this Agreement by any other party hereto shall be effective unless it is in writing and signed by the party claimed to have waived such breach.

i. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith to achieve the closest comparable terms as is possible. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

j. Venue. Any action, arbitration, or proceeding arising directly or indirectly from this Agreement or any other instrument or security referenced herein shall be litigated or arbitrated, as appropriate, in the County of Jackson, State of Oregon.

k. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements regarding the subject matter hereof existing between the parties hereto are expressly canceled.

l. Legal Representation. The Purchaser acknowledges that: (i) he has read this Agreement; (ii) he understands that the Corporation has been represented in the preparation, negotiation and execution of this Agreement by Reed Smith LLP, counsel to the Corporation; (iii) the Purchaser has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of his own choosing; and (iv) he understands the terms and consequences of this Agreement and is fully aware of its legal and binding effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

RAYBOR MANAGEMENT, INC.

By:

Name and Title:

PURCHASER

Dennis L. Simpson

Address: